                                                                      EXHIBIT 16


    This schedule is included to illustrate how yield will be calculated. The examples presented utilize actual data from the Trust which has a fiscal year ended 6/30/92.


                  SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS


FOR THE SEVEN-DAY PERIOD ENDED JUNE 30, 1992:

LAST 7 DAILY DIVIDEND FACTORS:





                                                                                            Prime      Institutional     Money
                                                            Treasury      Government     Obligation        Cash*         Market*
                                                           -----------    -----------    -----------   -------------   -----------

day 1. . . . . . . . . . . . . . . . . . . . . . . . .     .000102768     .000104582     .000100359     .000094575     .000100359
day 2. . . . . . . . . . . . . . . . . . . . . . . . .     .000101693     .000103497     .000100394     .000094575     .000100394
day 3. . . . . . . . . . . . . . . . . . . . . . . . .     .000101290     .000102756     .000100280     .000094575     .000100280
day 4. . . . . . . . . . . . . . . . . . . . . . . . .     .000101290     .000102756     .000100280     .000094575     .000100280
day 5. . . . . . . . . . . . . . . . . . . . . . . . .     .000101290     .000102756     .000100280     .000094575     .000100280
day 6. . . . . . . . . . . . . . . . . . . . . . . . .     .000102493     .000104255     .000100336     .000094575     .000100336
day 7. . . . . . . . . . . . . . . . . . . . . . . . .     .000101804     .000101742     .000100285     .000094575     .000100265
                                                           ----------     ----------     ----------     ----------     ----------
Base Period Return (bpr) . . . . . . . . . . . . . . .     .000712629     .000722344     .000702194     .000662025     .000702194
Annualized Yield = (bpr/1) X 365/7 . . . . . . . . . .           3.72%          3.77%          3.66%          3.45%          3.66%
Effective Yield = ((bpr + 1) to the 365/7 power) - 1 .           3.78%          3.64%          3.73%          3.51%          3.73%



* This portfolio was not in operation for the seven day period ended June 30, 1992. The dividend factors presented are an estimate of future operations.